For further information
Contact: Tom Ryan
(651) 355-4582
Tom.Ryan@chsinc.com

CHS Reports Second Quarter Earnings
Second Quarter Net Income of $292.3 Million in Fiscal Year 2023
Reflects Strong Energy Market Conditions

ST. PAUL, MINN. (April 5, 2023) - CHS Inc., the nation’s leading agribusiness cooperative, today released results for its second quarter ended Feb. 28, 2023. The company reported quarterly net income of $292.3 million compared to $219.0 million in the second quarter of fiscal year 2022. For the first six months of fiscal year 2023, the company reported net income of $1.1 billion and revenues of $24.1 billion compared to net income of $671.0 million and revenues of $21.2 billion recorded in the first half of fiscal year 2022.
Fiscal 2023 second quarter highlights include:
•Revenues of $11.3 billion compared to $10.3 billion in the second quarter of fiscal year 2022, a year-over-year increase of 9%.
•Strong refining margins and market conditions in our refined fuels business drove significantly improved earnings in our Energy segment.
•Decreased prices for agronomy products and ethanol contributed to lower earnings in our Ag segment.
•Our CF Nitrogen investment delivered solid earnings due to strong global demand for urea and UAN, although selling prices for those products have decreased.
“Strong global demand for commodities and improved market conditions for refined fuels led to increased earnings for the quarter, as well as the first half of the fiscal year,” said Jay Debertin, president and CEO of CHS Inc. “The strength of our diversified portfolio offset margin pressures experienced within our Ag segment, particularly wholesale and retail agronomy products. Looking ahead, we will continue to invest on behalf of our owners in infrastructure, supply chain capabilities and innovative technology throughout our expansive global network to maximize value for our member cooperatives, farmer-owners and customers.”

Energy
Pretax earnings of $264.8 million for the second quarter of fiscal year 2023 represent a $254.0 million increase versus the prior year period and reflect:
•Higher refining margins resulting from increased global demand, favorable pricing on heavy Canadian crude oil and improved market conditions for refined fuels
•Higher propane margins driven by global markets and price volatility
•Higher prices for renewable energy credits that partially offset higher margins

Ag
Pretax losses of $81.6 million represent a $136.7 million decrease in earnings versus historically strong earnings in the prior year period and reflect:
•Lower margins due to market-driven price decreases across most Ag segment categories, including wholesale and retail agronomy products and renewable fuels

•A reduction in oilseed processing margins due to the timing of the impact of mark-to-market adjustments

Nitrogen Production
Pretax earnings of $81.7 million represent a $72.5 million decrease versus the prior year period due to lower equity income from CF Nitrogen attributed to a decrease in urea and UAN selling prices.

Corporate and Other
Pretax earnings of $48.0 million represent a $37.5 million increase versus the prior year period and reflect increased interest income resulting from higher interest rates, as well as improved equity income from our Ventura Foods joint venture, which experienced more favorable market conditions for edible oils.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended February 28,		Six Months Ended February 28,
	2023	2022	2023	2022
Energy	$264,822	$10,832	$661,416	$80,021
Ag	(81,566)	55,181	205,733	341,606
Nitrogen Production	81,733	154,257	178,606	250,840
Corporate and Other	48,033	10,557	84,737	25,023
Income before income taxes	313,022	230,827	1,130,492	697,490
Income tax expense	20,974	11,931	55,528	26,651
Net income	292,048	218,896	1,074,964	670,839
Net (loss) income attributable to noncontrolling interests	(273)	(104)	45	(122)
Net income attributable to CHS Inc.	$292,321	$219,000	$1,074,919	$670,961

*Earnings is defined as income (loss) before income taxes.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs nearly 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $47.8 billion in fiscal year 2022. We advance sustainability through our commitment to being stewards of the environment, building economic viability and strengthening community and employee well-being.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2022, and in item 1A of CHS Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2023. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; uncertainty regarding the transition away from LIBOR and the replacement of LIBOR with an alternative reference rate; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; the impact of bank failures; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.